 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 15, 2012

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

LightPath Technologies, Inc.

Form 8-K

Item 2.02.    Results of Operations and Financial Condition

The Registrant issued a Press Release on March 15, 2012 announcing that it has entered into a $1.1 million research & development contract with Raytheon Vision Systems. A copy of the Press Release is attached as Exhibit 99.1 to this Report.

Item 9.01.    Financial Statements and Exhibits

Press Release on March 15, 2012 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: March 15, 2012	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO

Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release issued on March 15, 2012, announcing a $1.1 million research & development contract with Raytheon Vision Systems